UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2012

LIFE PARTNERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 16, 2012, Life Partners Holdings, Inc. (“we”) issued a press release announcing that the Texas Attorney General, acting for the State Securities Board, had filed suit in state district court seeking a temporary restraining order and the appointment of a receiver.

On August 20, 2012, we issued a press release announcing the judge’s order on the temporary restraining order and disclosing that the judge would consider the merits of the suit in a evidentiary hearing on August 30, 2012, to in the state’s request for a temporary injunction.

Also on August20, 2012, we issued a press release announcing that the U.S. District Court for the Western District of Texas had issued an order sanctioning the Securities and Exchange Commission for violating the Federal Rules of Civil Procedure in the SEC’s case against us.

The press releases are furnished as an exhibit and are posted on our website (www.lphi.com).

The information in this Form 8-K under Item 8.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated August 16, 2012
99.2	Press release dated August 20, 2012
99.3	Press release dated August 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2012.

Life Partners Holdings, Inc.
By: /s/ R. Scott Peden
___________________________________
R. Scott Peden
General Counsel and Secretary

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EXHIBIT INDEX

DESCRIPTION OF EXHIBIT

Number	Description	Page

99.1	Press release dated August 16, 2012	4
99.2	Press release dated August 20, 2012	5
99.3	Press release dated August 20, 2012	7

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